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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Amendment No.2 to Registration Statement on Form S-1 of our report dated February 5, 1999, except as to the pooling of interests with ad hoc Interactive, Inc. which is as of March 26, 1999, relating to the consolidated financial statements of Proxicom, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

McLean, Virginia
October 6, 1999